Exhibit 99.1
Hippo Announces Successful Reinsurance Renewals

1/18/2023

PALO ALTO, Calif.--(BUSINESS WIRE)-- Hippo (NYSE: HIPO), the home insurance group focused on proactive home protection, announced the successful placement of its 2023 reinsurance program.

“In one of the most difficult reinsurance markets in the last 20 years, we successfully placed reinsurance on our flagship homeowners program on terms that are better than our treaty from last year,” said Rick McCathron, CEO and President. “Our expected loss ratios are rapidly converging to our long-term targets which drove our strategic decision to re-position our program. We are pleased that reinsurers continue to see the value in our technology-driven, proactive approach.”

“We’re very pleased with the outcome of our renewals,” said Stewart Ellis, CFO. “Our 2023 program retains more of the premium associated with the day-to-day risks our customers face and where we believe our proactive approach to preventing losses can really make a difference. At the same time, we’ve added reinsurance protection against large losses from major catastrophes to ensure our financial stability.”

Highlights:

•Proportional Reinsurance Treaties (Hippo)-For our primary homeowners reinsurance program, commencing in 2023, we secured proportional, quota share reinsurance from a diverse panel of six third-party reinsurers, all rated “A-” or better by AM Best or appropriately collateralized. We expect to retain approximately 40% of the premium and losses through our insurance company subsidiaries or our captive reinsurance company.

•In comparison to the prior year treaty, we have reduced the use of loss participation features resulting in an overall loss exposure for catastrophic events similar to the prior year. Our required capital position will be substantially similar to the prior year.

•Non-Proportional Reinsurance (Hippo) - we increased our purchases of non-proportional Excess-of-Loss (XOL) reinsurance, raising our per occurrence XOL limit by 32%. We are protected on the upper layers of risk beyond a 1-in-250 year event.

•Additional details of the reinsurance placement for the Hippo program will be disclosed at the time of our 4Q22 earnings report on 3/2/2023 and in our 2022 Annual Report on Form 10-K to be filed with the SEC.

Hippo Holdings Inc.’s (NYSE: HIPO) operating subsidiaries include Hippo Insurance Services, Hippo Home Care, First Connect Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Mainsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, including licensing details, visit http://www.hippo.com.

Investors:
Cliff Gallant, VP of Investor Relations
investors@hippo.com
Press:
press@hippo.com

Source: Hippo
Forward-looking statement safe harbor
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.